EXHIBIT 10.7

THIRD AMENDMENT TO THE
MIFFLINBURG BANK AND TRUST COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
DATED FEBRUARY 4, 2005 FOR
THOMAS L. EBERHART

THIS THIRD AMENDMENT is adopted this 8th day of February 2021, by and between Mifflinburg Bank and Trust Company, located in Mifflinburg, Pennsylvania (the "Bank") and Thomas L. Eberhart (the "Executive").

The Bank and the Executive are parties to a Supplemental Executive Retirement Agreement adopted February 4, 2005 (as amended, the "Agreement") which provides deferred compensation benefits to the Executive under certain circumstances. The parties now wish to amend the Agreement.

NOW, THEREFORE, the Bank and the Executive adopt the following amendment to the Agreement:

Section 1.1 of the Agreement shall be replaced by the following:

1.1         "Account Value" means the dollar value of the liability that should be accrued by the

Employer, under Generally Accepted Accounting Principles, for the Employer's obligation to the Executive under this Agreement, calculated by applying Accounting Standards Codification 710-10 and the Discount Rate.

The following Section 1.8a shall be inserted in the Agreement, immediately following Section 1.8:

1.8a "Discount Rate" means the rate used by the Administrator for determining the Accrued Benefit. The Administrator may adjust the Discount Rate to maintain the rate within reasonable standards according to Generally Accepted Accounting Principles and applicable bank regulatory guidance.

Section 2.1.1 of the Agreement shall be replaced by the following:

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Fifty-Five Thousand Dollars ($55,000).

Section 2.2.1 of the Agreement shall be replaced by the following:

2.2.1

Amount of Benefit. The benefit under this Section 2.2 is the annual benefit shown on Schedule A for the Plan Year ending immediately prior to Separation from Service, in lieu of any other benefit hereunder. Additionally, the benefit amount shall be increased by a pro-rated amount relative to the Executive's service during the partial Plan Year in which Separation from Service takes place.

Section 2.3.1 of the Agreement shall be replaced by the following:

2.3.1

Amount of Benefit. The benefit under this Section 2.3 is the annual benefit shown on Schedule A for the Plan Year ending immediately prior to Disability, in lieu of any other benefit hereunder. Additionally, the benefit amount shall be increased by a pro-rated amount relative to the Executive's service during the partial Plan Year in which Disability takes place.

The Schedule A originally attached to, and made a part of the Agreement shall be replaced by the Schedule A attached hereto.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have executed this Third Amendment as indicated below:

Executive	Mifflinburg Bank and Trust Company

/s/ Thomas L. Eberhart	By:	/s/ Jeffrey J. Kapsar
Thomas L. Eberhart		Jeffrey J. Kapsar
Executive Vice President & COO		President & CEO

Supplemental Executive Retirement Plan

Schedule A

Thomas L Eberhart

Birth Date: XX/XX/1962 *Plan Anniversary Date: 12/31/2021* *Normal Retirement: XX/XX/2027,Age 65* *Normal RetirementPayment: Monthly for 10 Years*		**Early Termination** Amount Payable Monthly for 10 Years at Separation from Service	**Disability** Amount Payable Monthly for 10 Years at Normal Retirement Age
Values As Of	**Age**	**Annual Benefit[1]**	**Annual Benefit[1]**
Jan 2021	58	18,633	24,636
Dec 2021	59	23,524	29,812
Dec 2022	60	28,628	34,773
Dec 2023	61	33,953	39,527
Dec 2024	62	39,508	44,084
Dec 2025	63	45,304	48,452
Dec 2026	64	51,352	52,639
Jul 2027	65	55,000	55,000

The first line represents the initial plan values as of the plan implementation date of January 01, 2021.

[1]The annual benefit amount will be distributed in 12 equal monthly payments for a total of 120 monthly payments.

IF THERE IS A CONFLICT BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

Thomas Eberhart [signature]

Date 2/11/2021

By [signature]

Title President & CEO

Date 2-11-2021

SERP: Mifflinburg Bank and Trust Company - Mifflinburg, PA
10685#, 18383#, 49872#, 12/11/2020

SECOND AMENDMENT
TO THE
MIFFLINBURG BANK AND TRUST COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
DATED FEBRUARY 4, 2005
AND AMENDED JULY 10, 2006
FOR
THOMAS L. EBERHART

THIS SECOND AMENDMENT is adopted this 26th day of December, 2008, effective as of January 1, 2005, by and between Mifflinburg Bank and Trust Company, a state-chartered commercial bank located in, Mifflinburg, Pennsylvania (the "Bank"), and Thomas L. Eberhart (the "Executive").

The Bank and the Executive executed the Supplemental Executive Retirement Agreement effective as of February 4, 2005, and executed a First Amendment on July 10, 2006 (the "Agreement").

The undersigned hereby amend the Agreement to reflect the final 409A Treasury Regulations. Therefore, the following changes shall be made:

Sections 2.3, 2.3.1 and 2.3.2 of the Agreement shall be deleted in their entirety and replaced by the following:

2.3

Disability Benefit. If the Executive experiences a Disability prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1	Amount of Benefit The benefit under this Section 2.3 is one hundred percent (100%) of the Account Value determined as of the end of the month preceding such Disability.

2.3.2

Distribution of Benefit. The Bank shall distribute the benefit to the Executive in twelve (12) equal monthly installments commencing within thirty (30) days following the Executive's Normal Retirement Age. The annual benefit shall be distributed to the Executive for ten (10) years.

Section 2.7 of the Agreement shall be deleted in its entirety and replaced by the following:

2.7	Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;
(b)	must, for benefits distributable under Sections 2.1 and 2.3, be made at least twelve (12) months prior to the first scheduled distribution;
(c)

must, for benefits distributable under Sections 2.1, 2.2 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the election is made.

Section 8.3 of the Agreement shall be deleted in its entirety and replaced by the following:

8.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 8.2, if this Agreement terminates in the following circumstances:

(a)

Within thirty (30) days before or twelve (12) months after a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Bank's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the such terminations;

(b)

Upon the Bank's dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)

Upon the Bank's termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-1(c) if the Executive participated in such arrangements ("Similar Arrangements"), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Bank may distribute the Account Value, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this Second Amendment.

Executive:	Mifflinburg Bank and Trust Company

/s/ Thomas L. Eberhart	By: /s/ Thomas C. Graver Jr.
Thomas L. Eberhart	Chief Financial Officer

FIRST AMENDMENT
TO THE
MIFFLINBURG BANK AND TRUST COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
DATED FEBRUARY 4, 2005
FOR
THOMAS L. EBERHART

THIS FIRST AMENDMENT is adopted this 10 day of July, 2006, effective as of January 1, 2005, by and between Mifflinburg Bank and Trust Company, a state-chartered commercial bank located in, Mifflinburg, Pennsylvania (the "Bank"), and Thomas L. Eberhart (the "Executive").

The Bank and the Executive executed the Supplemental Executive Retirement Agreement effective as February 4, 2005 (the "Agreement").

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

Section 1.7 of the Agreement shall be deleted in its entirety.

Section 1.15 of the Agreement shall be deleted in its entirety and replaced by the following:

1.15

"Separation from Service" means the termination of the Executive's employment with the Bank for reasons other than death. Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive's employment and whether the Bank and the Executive intended for the Executive to provide significant services for the Bank following such termination. A change in the Executive's employment status will not be considered a Separation from Service if:

(a)

the Executive continues to provide services as an employee of the Bank at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(b)

the Executive continues to provide services to the Bank in a capacity other than as an employee of the Bank at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

The following Section 1.15a shall be added to the Agreement immediately following Section 1.15:

1.15a

"Specified Employee" means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise.

Section 2.4 of the Agreement shall be deleted in its entirely and replaced by the following:

2.4

Change in Control Benefit. Upon Change in Control followed within twelve (12) months by the Executive's Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

Section 2.4.2 of the Agreement shall be deleted in its entirety and replaced by the following:

2.4.2

Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing within thirty (30) days following the Executive's Separation from Service. The annual benefit shall be distributed to the Executive for ten (10) years.

Section 2.5 of the Agreement shall be deleted in its entirety and replaced by the following:

2.5

Restriction on Timing of Distributions. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Separation from Service under such procedures as established by the Bank in accordance with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service. Therefore, in the event this Section 2.5 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Separation from Service shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Separation from Service. All subsequent distributions shall be paid in the manner specified.

The following Sections 2.6 and 2.7 shall be added to the Agreement immediately following Section 2.5:

2.6

Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any amount into the Executive's income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Account Value, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

2.7	Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;
(b)	must, for benefits distributable under Section 2.1, be made at least twelve (12) months prior to the first scheduled distribution;
(c)

must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the election is made.

Article 8 of the Agreement shall be deleted in its entirely and replaced by the following:

Article 8

Amendments and Termination

8.1      Amendments. This Agreement may be amended only by a written agreement signed by the Bank and the Executive. However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

8.2       Plan Termination Generally. The Bank and Executive may terminate this Agreement bya written signed agreement. Except as provided in Section 8.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

8.3       Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 8.2, this Agreement terminates in the following circumstances:

(a)    Within thirty (30) days before, or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Bank's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)    Upon the Bank's dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)    Upon the Bank's termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Bank does not adopt any new non-account balance plans for a minimum of five (5) years following the date of such termination the Bank may distribute the Account Value, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

Section 9.10 of the Agreement shall be deleted in its entirety and replaced by the following:

9.10

Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by the Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank. Any alternative acts shall be restricted to actions which do not violate Section 409A of the Code.

The following Section 9.14 shall be added to the Agreement immediately following Section 9.13:

9.14

Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this First Amendment.

Executive:	Mifflinburg Bank and Trust Company

/s/ Thomas L. Eberhart	By /s/ Jeffrey J. Kapsar
Thomas L. Eberhart	Title President & CEO

MIFFLINBURG BANK AND TRUST COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (the "Agreement") is adopted this 4th day of February, 2005, by and between MIFFLINBURG BANK AND TRUST COMPANY, a state-chartered commercial bank located in Mifflinburg, Pennsylvania (the "Bank") and THOMAS L. EBERHART (the "Executive"). The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time. In addition, this Agreement amends and replaces the Mifflinburg Bank and Trust Company Executive Indexed Retirement Agreement between the Bank and the Executive dated April 14, 2000.

Article 1
Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1	"Account Value" means the amount shown on Schedule A, column 2, under the heading Accrual Balance.

1.2	"Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.3

"Beneficiary Designation Form" means the form established from time to time by the Nan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4	"Board" means the Board of Directors of the Bank as from time to time constituted.

1.5	"Change in Control" means a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as such change is defined:

(i)	in Section 280G of the Code and regulations thereunder; or
(ii)	if more restrictive, in Section 409A of the Code and regulations thereunder.

1.6	"Code" means the Internal Revenue Code of 1986, as amended.

1.7

"Constructive Separation from Service" means that the Executive, prior to Normal Retirement Age, for reasons other than death, Disability or Termination for Cause, has experienced any of the following:

(a)      Without the Executive's express written consent, the assignment to the Executive of any material duties or responsibilities inconsistent with the Executive's positions, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions. Nothing stated herein shall preclude the assignment of additional responsibilities consistent with the Executive's positions;

(b)      A reduction by the Bank in the Executive's base salary;

(c)     Without the Executive's express written consent, the taking of any action by the Bank which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any benefit plans, or the failure by the Bank to provide the Executive with the number of paid vacation days to which the Executive is then entitled on the basis of years of service with the Bank in accordance with the Bank's normal vacation policy in effect on the date hereof;

(d)      Any failure of the Bank to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 9.7 hereof; or

(e)     The Bank requiring the Executive to be based anywhere other than the region area except for required travel on Bank business to an extent substantially consistent with the Executive's present business travel obligations or, in the event the Executive consents to any relocation, the failure by the Bank to pay (or reimburse the Executive) for all reasonable moving expenses incurred by the Executive relating to a change of the Executive's principal residence in connection with such relocation and to indemnify the Executive against any loss realized on the sale of the Executive's principal residence in connection with any such change of residence.

1.8

"Disability" means the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees of the Bank. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration's or the provider's determination.

1.9

"Early Termination" means Separation from Service before Normal Retirement Age for reasons other than death, Disability, Termination for Cause, Constructive Separation from Service or within twelve (12) months following a Change in Control.

1.10	"Effective Date" means February 4, 2005.

1.11	"Normal Retirement Age" means the Executive attaining age sixty-five (65).

1.12	"Plan Administrator" means the plan administrator described in Article 6.

1.13

"Plan Year" means each twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and end on the following December 31.

1.14	"Schedule A" means the schedule attached to this Agreement and made a part hereof. Schedule A shall be updated upon a change in any of the benefits under Articles 2 or 3.

1.15

"Separation from Service" means that the Executive's service, as an employee and independent contractor, to the Bank and any member of a controlled group as defined in Section 414 of the Code to which the Bank belongs, has terminated for any reason, other than by reason of a leave of absence approved by the Bank or the death of the Executive.

1.16	"Termination for Cause" has that meaning set forth in Article 5.

Article 2

Distributions During Lifetime

2.1

Normal Retirement Benefit. Upon the Executive reaching Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Thirty-One Thousand Five Hundred Dollars ($31,500).

2.1.2

Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing within thirty (30) days following the Executive's Normal Retirement Age. The annual benefit shall be distributed to the Executive for ten (10) years.

2.2	Early Termination Benefit. Upon the Executive's Early Termination, the Bank shall distribute to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1	Amount of Benefit. The benefit under this Section 2.2 is one hundred percent (100%) of the vested Account Value determined as of the month preceding Separation from Service.

2.2.2

Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing within thirty (30) days following the Executive's Separation from Service. The annual benefit shall be distributed to the Executive for ten (10) years.

2.3

Disability Benefit. If the Executive's Disability results in Separation from Service prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1	Amount of Benefit. The benefit under this Section 2.3 is one hundred percent (100%) of the Account Value determined as of the end of the month preceding Separation from Service.

2.3.2

Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing within thirty (30) days following the Executive's Normal Retirement Age. The annual benefit shall be distributed to the Executive for ten (10) years.

2.4

Change in Control Benefit. Upon a Change in Control followed within twelve (12) months by either the Executive's Separation from Service or Constructive Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1	Amount of Benefit. The benefit under this Section 2.4 is one hundred percent (100%) of the Normal Retirement Benefit amount described in Section 2.1.1.

2.4.2

Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing within thirty (30) days following either the Executive's Separation from Service or Constructive Separation from Service. The annual benefit shall be distributed to the Executive for ten (10) years.

2.4.3

Parachute Payments. Notwithstanding any provision of this Agreement to the contrary, to the extent any distribution(s), if made, under this Section 2.4 would be treated as an "excess parachute payment" under Section 280G of the Code, the Bank shall reduce or delay the distribution(s) to the extent it would not be an excess parachute payment.

2.5

Restriction on Timing of Distribution. Notwithstanding any provision of this Agreement to the contrary, if any Bank stock is publicly-traded on an established securities market or otherwise, and if the Executive is considered a "key employee," as defined in Section 416(i) of the Code, distributions under Sections 2.2, 2.4 or Article 8 may not commence earlier than six (6) months after the date of Separation from Service.

Article 3

Distribution at Death

3.1

Death During Active Service. If the Executive dies while in the active service to the Bank, the Bank shall distribute to the Beneficiary the benefit described in this Section 3.1. This benefit shall be distributed in lieu of the benefits under Article 2.

3.1.1	Amount of Benefit. The benefit under this Section 3.1 is one hundred percent (100%) vesting in the Account Value.

3.1.2	Distribution of Benefit. The benefit shall be paid to the Beneficiary in a lump sum within ninety (90) days following receipt by the Bank of the Executive's death certificate.

3.2

Death During Distribution of a Benefit. If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Bank shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts they would have been distributed to the Executive had the Executive survived.

3.3

Death After Separation from Service But Before Benefit Distributions Commence. If the Executive is entitled to benefit distributions under this Agreement, but dies prior to the commencement of said benefit distributions, the Bank shall distribute to the Beneficiary the same benefits that the Executive was entitled to prior to death except that the benefit distributions shall commence within thirty (30) days following receipt by the Bank of the Executive's death certificate.

Article 4
Beneficiaries

4.1

Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefit distributions under this Agreement to a Beneficiary upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other plan of the Bank in which the Executive participates.

4.2

Beneficiary Designation: Change; Spousal Consent. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. If the Executive names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Plan Administrator, must be signed by the Executive's spouse and returned to the Plan Administrator. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

4.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4

No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

4.5

Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

Article 5

General Limitations

5.1

Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive's service is terminated by the Board for:

(a)	Gross negligence or gross neglect of duties to the Bank; or
(b)	Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive's employment with the Bank; or
(c)	Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in a material adverse effect on the Bank.

5.2

Suicide or Misstatement. No benefits shall be distributed if the Executive commits suicide within two years after the Effective Date of this Agreement, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Bank denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason.

5.3

Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

5.4

Non-compete Provision. The Executive shall forfeit any non-distributed benefits under this Agreement if during the term of this Agreement and within twenty-four (24) months following a Separation from Service, the Executive, directly or indirectly, either as an individual or as a proprietors stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of three percent (3%) or less in the stock of a publicly-traded company):

(i)     becomes employed by, participates in, or becomes connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Executive's responsibilities will include providing banking or other financial services within the twenty-five (25) miles of any office maintained by the Bank as of the date of the termination of the Executive's employment;

(ii)    participates in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Bank as of the date of termination of the Executive's employment;

(iii)     assists, advises, or serves in any capacity, representative or otherwise, any third party in any action against the Bank or transaction involving the Bank;

(iv)     sells, offers to sell, provides banking or other financial services, assists any other person in selling or providing banking or other financial services, or solicits or otherwise competes for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Bank (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Executive or the Bank, to the knowledge of the Executive provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Executive's employment;

(v) divulges, discloses, or communicates to others in any manner whatsoever, any confidential information of the Bank, to the knowledge of the Executive, including, but not limited to, the names and addresses of customers or prospective customers, of the Bank, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Bank, earnings or other information concerning the Bank. The restrictions contained in this subparagraph (v) apply to all information regarding the Bank, regardless of the source who provided or compiled such information. Notwithstanding anything to the contrary, all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive.

5.4.1

Judicial Remedies. In the event of a breach or threatened breach by the Executive of any provision of these restrictions, the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Bank, and further recognizes that in such event monetary damages may be inadequate to fully protect the Bank. Accordingly, in the event of a breach or threatened breach of these restrictions, the Executive consents to the Bank's entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Bank's rights hereunder and preventing the Executive from further breaching any of his obligations set forth herein. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies available to the Bank at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that: (i) the restrictions set forth in Section 5.4 hereof are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Bank in Section 5.4 hereof are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 5.4 hereof will not be materially adverse to the Executive's employment with the Bank, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

5.4.2

Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

5.4.3	Change in Control. The non-compete provision detailed in Section 5.4 hereof shall not be enforceable following a Change in Control.

Article 6

Administration of Agreement

6.1

Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

6.2

Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

6.3

Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

6.4

Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5

Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

6.6

Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

Article 7

Claims And Review Procedures

7.1

Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

7.1.1	Initiation — Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

7.1.2

Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.1:3

Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;
(b)	A reference to the specific provisions of the Agreement on which the denial is based;
(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;
(d)	An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and
(e)	A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

7.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

7.2.1

Initiation — Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

7.2.2

Additional Submissions — Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

7.2.3

Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

7.2.4

Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.2.5

Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;
(b)	A reference to the specific provisions of the Agreement on which the denial is based;
(c)

A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

(d)	A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

Article 8

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive. Provided, however, if the Board determines in good faith that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies under ERISA, for reasons other than death, Disability or retirement, the Bank may terminate this Agreement. Upon such termination the Executive shall be one hundred percent (100%) vested in the Account Value, and such amount shall be distributed to the Executive or his or her Beneficiary in a lump sum within sixty (60) days following Separation from Service. Additionally, the Bank may also amend this Agreement to conform with written directives to the Bank from its banking regulators.

Article 9

Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

9.2

No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4

Tax Withholding. The Bank shall withhold any taxes that in its reasonable judgment are .required to be withheld from the benefits provided .under this Agreement. The Executive acknowledges that the Bank's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5	Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

9.6

Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

9.7

Reorganization. The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor bank.

9.8

Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9

Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10

Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank.

9.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12

Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13

Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Mifflinburg Bank & Trust Company

250 East Chestnut St.
Mifflinburg, PA 17844

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.

EXECUTIVE:	BANK:
MIFFLINBURG BANK AND TRUST COMPANY

/s/ Thomas L. Eberhart	By:	/s/ Robert E. Valentine
Thomas L. Eberhart	Title	President

Plan Year Reporting

Schedule A

Thomas L. Eberhart

DOB: 7/11/1962 *Plan Anniv Date: 1/1/2006* *Normal Retirement: 7/11/2027, Age 65* *Payment: Monthly Installments*				Early Termination Installment Payable Immediately		Disability Installment Payable at 65		Change of Control Installment Payable Immediately		Pre-retire. Death Benefit Lump Sum
Period Ending	Discount Rate	Benefit Level (1)	Accrual Balance (2)	Vesting (3)	Based On Accrual (4)	Vesting (5)	Based On Accrual (6)	Vesting (7)	Based On Benefit (8)	Based On Accrual (9)
Dec 2004 [1]			9,560 ✓	100%	1,267	100%	4,896	100%	0	9,560
12/31/2004 Accrual Balance Rollover										
Dec 2005	6%	31,500	14,472	100%	1,918	100%	6,982	100%	31,500	14,472
Dec 2006	6%	31,500	19,687	100%	2,610	100%	8,946	100%	31,500	19,687
Dec 2007	6%	31,500	25,224	100%	3,344	100%	10,796	100%	31,500	25,224
Dec 2008	6%	31,500	31,102	100%	4,123	100%	12,538	100%	31,500	31,102
Dec 2009	6%	31,500	37,342	100%	4,950	100%	14,179	100%	31,500	37,342
Dec 2010	6%	31,500	43,968	100%	5,828	100%	15,725	100%	31,500	43,968
Dec 2011	6%	31,500	51,002	100%	6,761	100%	17,182	100%	31,500	51,002
Dec 2012	6%	31,500	58,470	100%	7,751	100%	18,553	100%	31,500	58,470
Dec 2013	6%	31,500	66,399	100%	8,802	100%	19,845	100%	31,500	66,399
Dec 2014	6%	31,500	74,817	100%	9,918	100%	21,062	100%	31,500	74,817
Dec 2015	6%	31,500	83,754	100%	11,103	100%	22,208	100%	31,500	83,754
Dec 2016	6%	31,500	93,242	100%	12,360	100%	23,287	100%	31,500	93,242
Dec 2017	6%	31,500	103,315	100%	13,696	100%	24,304	100%	31,500	103,315
Dec 2018	6%	31,500	114,010	100%	15,113	100%	25,262	100%	31,500	114,010
Dec 2019	6%	31,500	125,364	100%	16,619	100%	26,164	100%	31,500	125,364
Dec 2020	6%	31,500	137,419	100%	18,216	100%	27,014	100%	31,500	137,419
Dec 2021	6%	31,500	150,217	100%	19,913	100%	27,814	100%	31,500	150,217
Dec 2022	6%	31,500	163,804	100%	21,714	100%	28,568	100%	31,500	163,804
Dec 2023	6%	31,500	178,230	100%	23,626	100%	29,278	100%	31,500	178,230
Dec 2024	6%	31,500	193,545	100%	25,657	100%	29,947	100%	31,500	193,545
Dec 2025	6%	31,500	209,805	100%	27,812	100%	30,577	100%	31,500	209,805
Dec 2026	6%	31,500	227,068	100%	30,100	100%	31,170	100%	31,500	227,068

Supplemental Executive Retirement Plan for Mifflinburg Bank and Trust Company - Mifflinburg, PA
424842 29910 226821 v5.35.15 01/26/2005:11 SCP

Plan Year Reporting

Schedule A

Thomas L. Eberhart

DOB: 7/11/1962 *Plan Anniv Date: 1/1/2006* *Normal Retirement: 7/11/2027, Age 65* *Payment: Monthly Installments*				**Early Termination** Installment Payable Immediately		**Disability** Installment Payable at 65		**Change of Control** Installment Payable Immediately		**Pre-retire. Death Benefit** Lump Sum
Period Ending	**Discount Rate**	**Benefit Level** (1)	**Accrual Balance** (2)	Vesting (3)	Based On Accrual (4)	Vesting (5)	Based On Accrual (6)	Vesting (7)	Based On Benefit (8)	Based On Accrual (9)
Jul 2027	6%	31,500	237,625	100%	31,500	100%	31,500	100%	31,500	237,625

July 11, 2027 Retirement; August 1, 2027 First Payment Date

[1] The first line reflects just the initial values as of December 31, 2004.

* IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

upplemental Executive Retirement Plan for Mifflinburg Bank and Trust Company - Mifflinburg, PA
24842 29910 226821 v5.35.15 01/26/2005:11 SCP